Exhibit 99.1
February 23, 2015

GenMark Announces Appointment of New Board Members
CARLSBAD, Calif.-(BUSINESS WIRE)- GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced the appointment of Lisa Giles, President and CEO of Giles & Associates Consultancy, and Michael Kagnoff, a partner at DLA Piper (US), to its Board of Directors. At the same time Steve Worland has resigned from the Board.

“We are delighted to have Lisa and Mike join our Board. Their skill sets are complementary to the deep operational and technical expertise of our other directors and will benefit GenMark and our stockholders immensely,” said Jim Fox, GenMark’s Chairman of the Board. “I would also like to thank Steve Worland for his service and respect his recent decision to resign from the Board to focus on his role as CEO and President of eFFECTOR Therapeutics.”

About Lisa Giles
Ms. Giles has been the President and CEO of Giles & Associates Consultancy since 2000, and CEO of Optivara, Inc. since 2013. Giles & Associates is a privately held management consulting firm that specializes in global strategy development, market intelligence and business development transactions. The firm advises corporate boards, CEOs and executive leadership teams on strategic direction, portfolio optimization and monitoring performance. From 1996-2000, Ms. Giles was Vice President of Strategy Development, at G.D. Searle & Company, where she oversaw global pharmaceutical strategic planning, portfolio decision analysis, portfolio optimization and transaction analysis. She previously served as a member of the board of directors of Durata Therapeutics, Inc., from August 2012 until its acquisition by Actavis plc in November 2014.

Ms. Giles holds a B.S. from Juniata College and has completed Executive Management Programs at both Stanford and the University of Chicago.

About Michael Kagnoff

Mr. Kagnoff has served as a partner at DLA Piper (US) since April 2008. Prior to joining DLA Piper, he was a stockholder at Heller Ehrman LLP. Mr. Kagnoff has been advising boards of directors of both public and private companies for over 20 years, with a focus on life sciences and technology companies. He has provided legal and business advice on a range of topics, including strategic transactions, corporate governance, and compensation matters.

Mr. Kagnoff received a B.A. and B.S. degree from the University of Pennsylvania, and a J.D. from the University of California, Berkeley’s Boalt Hall School of Law.

The appointments of Ms. Giles and Mr. Kagnoff were effective February 19th, 2015. Each was appointed as a Class III director, with a term of office expiring at the Company’s 2016 annual meeting of shareholders. With their addition to the Board, Giles will become a member of the Audit Committee and Kagnoff will become a member of the Corporate Governance and Nominating Committee.

ABOUT GENMARK DIAGNOSTICS
GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor® detection technology is also incorporated into GenMark’s sample-to-answer system, ePlex™. For more information, visit www.genmarkdx.com.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely commercialization of our ePlex system and the availability of future financing, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, the future contributions of our new Board members, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4358

Source: GenMark Diagnostics, Inc.

###